Exhibit 99.1

RetailMeNot, Inc. Announces Second Quarter 2016 Financial Results

•	Consolidated net revenues of $64.2 million

•	GAAP net loss of $0.5 million; non-GAAP net income of $4.9 million

•	GAAP EPS of $(0.01); non-GAAP EPS of $0.10

•	Adjusted EBITDA of $9.5 million; adjusted EBITDA margins of 15%

AUSTIN, Texas, August 2, 2016 – RetailMeNot, Inc. (NASDAQ:SALE), a leading digital savings destination connecting consumers with retailers, restaurants and brands, both online and in-store, today announced its financial results for the second quarter ended June 30, 2016. In addition to this release, the company has also provided a prepared remarks document, both of which can be accessed on the Investor Relations section of our website.

“We are pleased with our overall second quarter performance. Our core segment grew year over year and we continue to see strong growth in our in-store and ads businesses,” said Cotter Cunningham, CEO & Founder, RetailMeNot, Inc. “We believe we have momentum and a set of initiatives for the second half of 2016 which should deliver audience growth through new content, an enhanced user experience and overall broader, savings-oriented messaging.”

Second Quarter Financial Results Highlights and Key Operating Metrics

(All comparisons are made to the second quarter of 2015 unless otherwise noted. Amounts may not compute due to rounding.)

With the acquisition of GiftCard Zen completed in the second quarter of 2016, RetailMeNot, Inc. is providing financial and operating results for subsequent periods in two separate operating segments, with one representing the “core” RetailMeNot business and the other representing the “gift card” business.

For our core segment, in addition to total net revenues, we are providing segment operating income, or SOI, results and guidance, as we believe this to be an important financial metric to evaluate the operating performance of this business. SOI is defined as operating income of the core business segment plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs and other operating expenses (including non-cash impairments and compensation arrangements entered into in connection with acquisitions).

For our gift card segment we are providing net revenue and gross profit results and guidance, as we believe these to be important financial metrics to evaluate the operating performance of this business. We define gift card segment net revenues as the gross market value of the gift cards sold, net of returns. Gross profit represents the difference between net revenues less the cost of the gift card sold, including adjustments for shipping and chargebacks.

We are also providing results and guidance combining the results of both segments on a consolidated basis.

•	Core Segment

•	Total net revenues of $53.5 million, up 1%.

•	In-store & advertising net revenues were up 37%, representing 25% of total net revenues.

•	Mobile online transaction net revenues were up 18%, representing 11% of total net revenues.

•	Desktop online transaction net revenues declined 11%, representing 65% of total net revenues.

•	Segment operating income was $9.8 million, representing SOI margins of 18%.

•	Total website visits were 152.0 million, down 7%.

•	Mobile visits in the quarter increased 1.5% to 67.8 million, or 45% of total visits.

•	Desktop visits in the quarter declined 13% to 84.3 million.

•	Mobile unique visitors grew 2% to 18.8 million.

•	Gift Card Segment

•	Net revenues were $10.7 million.

•	Gross profit was $0.8 million, representing gross profit margins of 8%.

•	Consolidated Results (Core + Gift Card Segments)

•	Net revenues grew 21% to $64.2 million.

•	Net revenues from international markets were $11.5 million, with international net revenues representing 18% and 21% of consolidated and core segment total net revenues, respectively.

•	GAAP net loss was $0.5 million, compared to GAAP net loss of $1.6 million.

•	Non-GAAP net income was $4.9 million, compared to non-GAAP net income of $5.0 million.

•	GAAP EPS was a loss of $(0.01) per share, based on 48.8 million fully-diluted, weighted-average shares outstanding, compared to a loss of $(0.03) per share, based on 53.5 million fully-diluted, weighted-average shares outstanding.

•	Non-GAAP EPS was $0.10 per share, based on 49.6 million fully-diluted, weighted-average shares outstanding, compared to $0.09 per share, based on 54.7 million fully-diluted, weighted-average shares outstanding.

•	Adjusted EBITDA was $9.5 million, representing adjusted EBITDA margins of 15%, compared to adjusted EBITDA of $10.6 million, or adjusted EBITDA margins of 20%.

BUSINESS OUTLOOK

(All comparisons are made to the third quarter or full year of 2015, respectively, unless otherwise noted. Amounts may not compute due to rounding.)

Third Quarter 2016 (ending September 30, 2016)

With respect to our core segment, we expect:

•	Total net revenues to be in the range of $49.5 to $54.5 million, reflecting a decline of 1% at the mid-point.

•	Segment operating income to be in the range of $6.5 to $10.5 million, representing SOI margins of 16.3% at the midpoint.

With respect to our gift card segment, we expect:

•	Net revenues to be in the range of $12.0 to $15.0 million.

•	Gross profit to be in the range of $600 to $750 thousand, or gross profit margins of 5% at the midpoint.

On a consolidated basis (core + gift card segments), we expect:

•	Net revenues to be in the range of $61.5 to $69.5 million.

•	Adjusted EBITDA to be in the range of $5.0 to $9.0 million, or adjusted EBITDA margins of 11.2% at the midpoint.

Full Year 2016 (ending December 31, 2016)

With respect to the core segment, we expect:

•	Total net revenues to be in the range of $232.0 to $245.0 million, reflecting a decline of 4% at the mid-point.

•	Segment operating income to be in the range of $52.0 to $63.0 million, representing SOI margins of 24% at the midpoint.

With respect to the gift card segment, we expect:

•	Net revenues to be in the range of $43.0 to $49.0 million.

•	Gross profit to be in the range of $2.4 to $2.7 million, or gross profit margins of 5.6% at the midpoint.

On a consolidated basis, we expect:

•	Net revenues to be in the range of $275.0 to $294.0 million.

•	Adjusted EBITDA to be in the range of $50.0 to $61.0 million, or adjusted EBITDA margins of 19.5% at the midpoint.

The above statements are based on current expectations and actual results may differ materially as explained under the caption “Forward-looking Statements” below. Information about RetailMeNot’s use of non-GAAP financial measures, including adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, is provided below under the caption “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

RetailMeNot will host a webcast to discuss its second quarter financial results and its third quarter and 2016 business outlook today at 7:00 a.m. Central Time (8:00 a.m. Eastern Time).

A live webcast of the conference call can be accessed within the investor relations section of the RetailMeNot website at http://investor.retailmenot.com. This webcast will contain forward-looking statements and other material information regarding the company’s financial and operating results.

Following completion of the call, a replay of the call will be available beginning at 9:30 a.m. Eastern Time on August 2, 2016. To listen to the telephone replay, call (877) 344-7529 within the US, or (412) 317-0088 if calling internationally. Access Code 10088841.

RetailMeNot uses its investor relations website (http://investor.retailmenot.com) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the investor relations website, in addition to following press releases, SEC filings, public conference calls and webcasts.

About RetailMeNot, Inc.

RetailMeNot (http://www.retailmenot.com/corp/) is a leading digital savings destination connecting consumers with retailers, restaurants and brands, both online and in-store. The company enables consumers across the globe to find hundreds of thousands of digital offers to save money while they shop or dine out. During the 12 months ended June 30, 2016, RetailMeNot, Inc. experienced over 688 million visits to its websites. It also averaged 18.8 million mobile unique visitors per month during the three months ended June 30, 2016. RetailMeNot, Inc. estimates that approximately $4.8 billion in retailer sales were attributable to consumer transactions from paid digital offers in its marketplace in 2015, more than $600 million of which were attributable to its in-store solution. The RetailMeNot, Inc. portfolio of websites and mobile applications includes RetailMeNot.com in the United States; RetailMeNot.ca in Canada; VoucherCodes.co.uk in the United Kingdom; retailmenot.de in Germany; Actiepagina.nl in the Netherlands; ma-reduc.com and Poulpeo.com in France; RetailMeNot.es in Spain, RetailMeNot.it in Italy, RetailMeNot.pl in Poland and GiftCardZen.com and Deals2Buy.com in North America. RetailMeNot, Inc. is listed on the NASDAQ stock exchange under the ticker symbol “SALE.” Investors interested in learning more about the company can visit http://investor.retailmenot.com.

Key Operating Metrics

Visits. RetailMeNot defines a visit as a group of interactions that take place on one of RetailMeNot Inc.’s websites from computers, smartphones, tablets or other mobile devices within a given time frame as measured by Google Analytics, a product that provides digital marketing intelligence. A single visit can contain multiple page views, events, social interactions and e-commerce transactions. A single visitor can open multiple visits. Visits can occur on the same day, or over several days, weeks or months. As soon as one visit ends, there is then an opportunity to start a new visit. A visit ends either through the passage of time or a campaign change, with a campaign generally meaning arrival via search engine, referring site or campaign-tagged information. A visit ends through passage of time either after 30 minutes of inactivity or at midnight Pacific Time. A visit ends through a campaign change if a visitor arrives via one campaign or source, leaves the site, and then returns via another campaign or source. Visits for the period do not include interactions through our mobile applications or interactions with giftcardzen.com.

Mobile Unique Visitors. This amount represents the average number of mobile unique visitors per month for the three month period ended June 30, 2016. RetailMeNot counts each of the following as a mobile unique visitor: (i) the first time a specific mobile device accesses one of our mobile applications during a calendar month, and (ii) the first time a specific mobile device accesses one of our mobile websites using a specific web browser during a calendar month. If a mobile device accesses more than one of our mobile websites or mobile applications in a single calendar month, the first access to each such mobile website or mobile application is counted as a mobile unique visitor as they are tracked separately for each mobile domain. We measure mobile unique visitors with a combination of internal data sources and Google Analytics data.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this document includes references to adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, each of which is a non-GAAP financial measure. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.

RetailMeNot has not reconciled adjusted EBITDA guidance to net income guidance because we do not provide guidance for third party acquisition-related costs or other operating expense, net interest income/expense, other non-operating income and expenses and income taxes, net of any foreign exchange income or expense. As these items cannot be reasonably predicted at this time, we are unable to provide such guidance. Accordingly a reconciliation to net income guidance is not available without unreasonable effort.

RetailMeNot defines adjusted EBITDA as net income (loss) plus depreciation, amortization of intangible assets, stock-based compensation expense, third-party acquisition-related costs, other operating expenses (including non-cash impairments and compensation arrangements entered into in connection with acquisitions), net interest expense, other non-operating income or expense (including net foreign exchange gains and losses) and income taxes.

RetailMeNot discloses adjusted EBITDA on a consolidated basis because it is a key measure used by RetailMeNot and its board of directors to understand and evaluate RetailMeNot’s financial and operating performance, establish budgets and operational goals and as an element in determining compensation of certain of its executives. RetailMeNot believes adjusted EBITDA facilitates period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in this non-GAAP financial measure and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

RetailMeNot’s presentation of non-GAAP net income and non-GAAP net income per share excludes the impact of amortization of purchased intangible assets, stock-based compensation expense, third party acquisition-related costs, other non-cash operating expenses (including, non-cash impairments and compensation arrangements entered into in connection with acquisitions) and income taxes, net of the tax effect of the adjustments above. These measures are not key metrics used by RetailMeNot or its board of directors to measure financial or operating performance or otherwise manage the business. However, RetailMeNot provides non-GAAP net income and non-GAAP net income per share as supplemental information for investors, as they facilitate period-to-period comparisons of operations that could otherwise be masked by the effect of the expenses that RetailMeNot excludes in these non-GAAP financial measures and facilitates comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results.

Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share have limitations as analytical tools, and you should not consider these measures in isolation or as substitutes for analysis of RetailMeNot’s results as reported under GAAP. Because of these limitations, you should consider adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share alongside other financial performance measures, including various cash flow metrics, operating income (loss), net income (loss) and RetailMeNot’s other GAAP results.

Forward-looking Statements

This release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included herein regarding RetailMeNot’s strategy, future operations, future financial position, future net revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” and similar expressions (or the negative of these terms) are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about management’s estimates regarding future net revenues, adjusted EBITDA, segment operating income, gross profit and other financial performance, visits, mobile unique visitors, e-mail subscribers, other consumer engagement metrics, new product and content offerings and other statements about management’s beliefs, intentions or goals. RetailMeNot may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on RetailMeNot’s forward-

looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, (1) RetailMeNot’s ability to attract visitors to its websites from search engines, to attract and retain users and to increase users’ engagement with its solutions; (2) RetailMeNot’s ability to monetize digital offers through its mobile solutions; (3) RetailMeNot’s ability to attract and retain paid retailers and maintain its relationships with performance marketing networks and suppliers of gift cards; (4) RetailMeNot’s ability to manage the growth in scope and complexity of its business, including accurately planning and forecasting its financial results; (5) RetailMeNot’s ability to obtain and maintain high quality digital offer content and maintain the positive perception of its brands; (6) the competitive environment for RetailMeNot’s business; (7) changes in consumer sentiment regarding RetailMeNot’s use of cookies; (8) RetailMeNot’s need to manage regulatory, tax and litigation risks, including regulations related to gift cards and imposing sales tax on e-commerce or m-commerce; (9) RetailMeNot’s ability to use and protect consumer data and to protect its intellectual property; (10) RetailMeNot’s ability to manage international business uncertainties; (11) the impact and integration of current and future acquisitions; and (12) other risks and potential factors that could affect RetailMeNot’s business and financial results identified in RetailMeNot’s filings with the Securities and Exchange Commission (the “SEC”), including its quarterly report on Form 10-Q filed with the SEC on May 3, 2016. Additional information will also be set forth in RetailMeNot’s future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that RetailMeNot makes with the SEC. RetailMeNot does not intend or undertake any duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contacts

Michael Magaro

RetailMeNot, Inc.

mmagaro@rmn.com

(512) 777-2899

Anne Bawden

RetailMeNot, Inc.

abawden@rmn.com

(415) 200-8654

Media Contact

Michelle Skupin

RetailMeNot, Inc.

mskupin@rmn.com

(808) 224-3215

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net revenues	$64,250	$53,180	$118,899	$113,564
Cost of net revenues (1)	14,905	5,176	20,105	10,522

Gross profit	49,345	48,004	98,794	103,042
Operating expenses:
Product development (1)	13,000	13,072	25,611	26,392
Sales and marketing (1)	24,165	22,636	47,490	44,277
General and administrative (1)	10,833	9,712	21,059	19,282
Amortization of purchased intangible assets	2,519	2,739	4,473	5,365
Other operating expenses	2,462	763	3,294	1,528

Total operating expenses	52,979	48,922	101,927	96,844

Income (loss) from operations	(3,634)	(918)	(3,133)	6,198

Other income (expense):
Interest expense, net	(571)	(492)	(1,171)	(913)
Other income (expense), net	442	(154)	564	(397)

Income (loss) before income taxes	(3,763)	(1,564)	(3,740)	4,888
Benefit from (provision for) income taxes	3,292	(27)	3,233	(2,420)

Net income (loss)	$(471)	$(1,591)	$(507)	$2,468

Net income (loss) per share:
Basic	$(0.01)	$(0.03)	$(0.01)	$0.05

Diluted	$(0.01)	$(0.03)	$(0.01)	$0.04

Weighted average number of common shares used in computing net income (loss) per share:
Basic	48,828	53,482	49,008	53,754

Diluted	48,828	53,482	49,008	54,891

RetailMeNot, Inc.

Condensed Consolidated Statements of Operations (continued)

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
(1) Includes stock-based compensation as follows:
Cost of net revenues	$445	$530	$940	$1,119
Product development	1,933	2,074	4,029	4,333
Sales and marketing	1,100	1,525	2,577	2,947
General and administrative	2,575	2,415	5,089	4,958

Total	$6,053	$6,544	$12,635	$13,357

RetailMeNot, Inc.

Reconciliation of Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net income (loss)	$(471)	$(1,591)	$(507)	$2,468
Depreciation and amortization	4,557	4,253	8,507	8,179
Stock-based compensation expense	6,053	6,544	12,635	13,357
Third party acquisition-related costs	64	—	488	55
Other operating expenses	2,462	763	3,294	1,528
Interest expense, net	571	492	1,171	913
Other (income) expense, net	(442)	154	(564)	397
(Benefit from) provision for income taxes	(3,292)	27	(3,233)	2,420

Adjusted EBITDA	$9,502	$10,642	$21,791	$29,317

RetailMeNot, Inc.

Reconciliation of Non-GAAP Net Income and Non-GAAP Diluted EPS

(Unaudited, in thousands, except per share data and percentage rates)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP Income (loss) before income taxes	$(3,763)	$(1,564)	(3,740)	4,888
GAAP Benefit from (provision for) income taxes	3,292	(27)	3,233	(2,420)

GAAP Net income (loss)	$(471)	$(1,591)	$(507)	$2,468
Non-GAAP adjustments to net income (loss):
Amortization of purchased intangibles	2,519	2,739	4,473	5,365
Stock-based compensation expense	6,053	6,544	12,635	13,357
Third party acquisition-related costs	64	—	488	55
Other operating expenses	2,462	763	3,294	1,528
Less: Tax effect of adjustments above	(5,767)	(3,467)	(9,235)	(7,011)

Total non-GAAP net income	$4,860	$4,988	$11,148	$15,762

Diluted net income (loss) per share:
GAAP	$(0.01)	$(0.03)	$(0.01)	$0.04

Non-GAAP	$0.10	$0.09	$0.22	$0.29

Shares used in non-GAAP diluted EPS calculation:
Weighted-average shares outstanding used in calculating GAAP diluted EPS	48,828	53,482	49,008	54,891
Additional dilutive securities for non-GAAP diluted EPS	801	1,219	901	—

Weighted-average shares outstanding used in calculating non-GAAP diluted EPS	49,629	54,701	49,909	54,891

Reconciliation of non-GAAP effective tax rate:
GAAP Effective tax rate	87.5%	-1.7%	86.4%	49.5%
Tax effect of non-GAAP adjustments to net income	-53.8%	42.9%	-51.4%	-12.1%

Non-GAAP effective tax rate	33.7%	41.2%	35.0%	37.4%

RetailMeNot, Inc.

Segment Results

(Unaudited, in thousands)

	Three Months Ended June 30, 2016
	Core	Gift Cards	Unallocated	Total
Net revenues	$53,509	$10,741	$—	$64,250
Cost of net revenues	4,387	9,927	591	14,905

Gross profit	49,122	814	(591)	49,345
Operating expenses:
Product development	9,546	254	3,200	13,000
Sales and marketing	22,386	355	1,424	24,165
General and administrative	7,379	514	2,940	10,833
Amortization of purchased intangible assets	—	—	2,519	2,519
Other operating expenses	—	—	2,462	2,462

Total operating expenses	39,311	1,123	12,545	52,979

Income (loss) from operations	$9,811	$(309)	$(13,136)	$(3,634)

	Three Months Ended June 30, 2015
	Core	Gift Cards	Unallocated	Total
Net revenues	$53,180	$—	$—	$53,180
Cost of net revenues	4,523	—	653	5,176

Gross profit	48,657	—	(653)	48,004
Operating expenses:
Product development	10,206	—	2,866	13,072
Sales and marketing	20,780	—	1,856	22,636
General and administrative	7,029	—	2,683	9,712
Amortization of purchased intangible assets	—	—	2,739	2,739
Other operating expenses	—	—	763	763

Total operating expenses	38,015	—	10,907	48,922

Income (loss) from operations	$10,642	$—	$(11,560)	$(918)

	Six Months Ended June 30, 2016
	Core	Gift Cards	Unallocated	Total
Net revenues	$108,158	$10,741	$—	$118,899
Cost of net revenues	8,955	9,927	1,223	20,105

Gross profit	99,203	814	(1,223)	98,794
Operating expenses:
Product development	18,847	254	6,510	25,611
Sales and marketing	43,893	355	3,242	47,490
General and administrative	14,363	514	6,182	21,059
Amortization of purchased intangible assets	—	—	4,473	4,473
Other operating expenses	—	—	3,294	3,294

Total operating expenses	77,103	1,123	23,701	101,927

Income (loss) from operations	$22,100	$(309)	$(24,924)	$(3,133)

	Six Months Ended June 30, 2015
	Core	Gift Cards	Unallocated	Total
Net revenues	$113,564	$—	$—	$113,564
Cost of net revenues	9,151	—	1,371	10,522

Gross profit	104,413	—	(1,371)	103,042
Operating expenses:
Product development	20,604	—	5,788	26,392
Sales and marketing	40,692	—	3,585	44,277
General and administrative	13,800	—	5,482	19,282
Amortization of purchased intangible assets	—	—	5,365	5,365
Other operating expenses	—	—	1,528	1,528

Total operating expenses	75,096	—	21,748	96,844

Income (loss) from operations	$29,317	$—	$(23,119)	$6,198

RetailMeNot, Inc.

Reconciliation of Unallocated Expenses

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Depreciation expense	$2,038	$1,514	$4,034	$2,814
Stock-based compensation expense	6,053	6,544	12,635	13,357
Third party acquisition-related costs	64	—	488	55
Amortization of purchased intangible assets	2,519	2,739	4,473	5,365
Other operating expenses	2,462	763	3,294	1,528

Total Unallocated expenses	$13,136	$11,560	$24,924	$23,119

RetailMeNot, Inc.

Condensed Consolidated Balance Sheets

(Unaudited, in thousands)

	As of June 30, 2016	As of December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$244,409	$259,769
Accounts receivable, net	42,247	67,504
Inventory	922	—
Prepaids and other current assets, net	13,048	9,959

Total current assets	300,626	337,232

Property and equipment, net	21,605	21,382
Intangible assets, net	61,076	61,245
Goodwill	192,371	174,725
Other assets, net	6,758	8,040

Total assets	$582,436	$602,624

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,687	$8,713
Accrued compensation and benefits	12,008	10,136
Accrued expenses and other current liabilities	8,008	7,155
Income taxes payable	2,225	5,109
Current maturities of long term debt	10,000	10,000

Total current liabilities	39,928	41,113

Deferred tax liability – noncurrent	2,825	1,498
Long term debt	55,876	60,872
Other noncurrent liabilities	8,455	7,752

Total liabilities	107,084	111,235

Stockholders’ equity:
Common stock	49	51
Additional paid-in capital	480,380	495,151
Accumulated other comprehensive loss	(5,640)	(4,883)
Retained earnings	563	1,070

Total stockholders’ equity	475,352	491,389

Total liabilities and stockholders’ equity	$582,436	$602,624

RetailMeNot, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss)	$(471)	$(1,591)	$(507)	$2,468
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization expense	4,557	4,253	8,507	8,179
Stock based compensation expense	6,053	6,544	12,635	13,357
Excess income tax benefit from stock-based compensation	(15)	(552)	(33)	(1,307)
Deferred income tax expense (benefit)	(227)	(1,416)	2,002	282
Non-cash interest expense	106	101	208	203
Impairment of assets	—	—	834	—
Amortization of deferred compensation	2,458	768	2,458	1,536
Other non-cash (gains) losses, net	(485)	114	(2,009)	1,152
Provision for doubtful accounts receivable	108	(35)	257	(287)
Changes in operating assets and liabilities:
Accounts receivable, net	612	7,819	24,164	30,961
Inventory	(55)	—	(55)	—
Prepaid expenses and other current assets, net	(3,401)	(887)	(5,517)	(1,730)
Accounts payable	1,522	780	(1,402)	1,156
Accrued expenses and other current liabilities	4,069	(2,077)	(1,508)	(12,161)
Other noncurrent assets and liabilities	2	198	1,151	832

Net cash provided by operating activities	14,833	14,019	$41,185	$44,641
Cash flows from investing activities:
Payments for acquisition of businesses, net of acquired cash	(21,279)	—	(21,279)	—
Proceeds from sale of property and equipment	8	5	10	5
Purchase of other assets	(2)	(4,300)	(44)	(4,302)
Purchase of non-marketable investment	—	(4,000)	—	(4,000)
Purchase of property and equipment	(2,969)	(3,991)	(5,124)	(6,323)

Net cash used in investing activities	(24,242)	(12,286)	(26,437)	(14,620)
Cash flows from financing activities:
Proceeds from notes payable, net of issuance costs	—	—	—	29,950
Payments on notes payable	(2,500)	(2,500)	(5,000)	(2,500)
Payment of offering costs related to public offerings	—	—	—	—
Excess income tax benefit from stock-based compensation and other	15	552	33	1,307
Payments of principal on capital lease arrangements	—	(4)	—	(7)
Payments for repurchase of common stock	—	(2,719)	(23,770)	(27,192)
Proceeds from issuance of common stock, net of tax payments related to net share settlement of equity awards	(139)	2,073	(1,190)	4,466

Net cash provided by (used in) financing activities	(2,624)	(2,598)	(29,927)	6,024
Effect of foreign currency exchange rate on cash	(467)	367	(181)	(710)

Change in cash and cash equivalents	(12,500)	(498)	(15,360)	35,335
Cash and cash equivalents, beginning of period	256,909	280,315	259,769	244,482

Cash and cash equivalents, end of period	$244,409	$279,817	$244,409	$279,817

– RMNSALE-F –